                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-61536
                                     Zero Coupon Convertible Debentures Due 2021
                                                             CUSIP No. 28336LAA7
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 8, 2001)

                           [EL PASO CORPORATION LOGO]

                              EL PASO CORPORATION

                                 $1,766,500,000

            ZERO COUPON CONVERTIBLE DEBENTURES DUE FEBRUARY 28, 2021

                        8,456,621 SHARES OF COMMON STOCK

     This document supplements the prospectus dated June 8, 2001, relating to the debentures and the shares of common stock issuable upon conversion of the debentures. This prospectus supplement is incorporated by reference into the prospectus. The information in this prospectus supplement replaces and supersedes the information set forth under the heading "Selling Security Holders" in the prospectus dated June 8, 2001.

     Our common stock is listed and traded on the New York Stock Exchange and the Pacific Exchange under the symbol "EPG." On August 28, 2001, the last reported sales price for our common stock on the New York Stock Exchange was $50.66 per share.

     INVESTING IN THESE SECURITIES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 5 OF THE PROSPECTUS AND "FORWARD-LOOKING STATEMENTS" BEGINNING ON PAGE 5 OF THE PROSPECTUS.

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

           The date of this prospectus supplement is August 29, 2001.

                            SELLING SECURITY HOLDERS

     We originally sold the debentures to Credit Suisse First Boston Corporation
(CSFB) on February 28, 2001 in a private placement. CSFB has advised us that it resold the debentures in transactions exempt from the registration requirements of the Securities Act of 1933 to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A. These subsequent purchasers (and their respective donees and transferees for no consideration) may from time to time offer and sell any or all of the debentures or the common stock issuable on conversion of the debentures pursuant to this prospectus.

     The debentures and the common stock to be offered and sold using this prospectus are being registered pursuant to a registration rights agreement between us and CSFB. In that agreement, we undertook to file a registration statement with regard to the debentures and common stock and, subject to certain exceptions, to keep that registration statement effective for up to two years. The registration statement to which this prospectus supplement and the accompanying prospectus relate is intended to satisfy our obligations under that agreement.

     The selling security holders named below have advised us that they currently intend to sell the debentures and common stock set forth below pursuant to this prospectus. Additional selling security holders may choose to sell debentures and common stock from time to time upon notice to us. See "Plan of Distribution" in the accompanying prospectus.

     Before a security holder may use the accompanying prospectus in connection with an offering of securities, the prospectus as supplemented must include the name and amount of debentures and common stock beneficially owned by the selling security holder and the amount of debentures and common stock to be offered. The prospectus as supplemented will also disclose whether any selling security holder selling in connection with that prospectus supplement has held any position, office or other material relationship with us or any of our predecessors or affiliates during the three years prior to the date of the prospectus supplement.

     The following table is based solely on information provided by the selling security holders.

                                                                                                        NUMBER OF
                                                                                                        SHARES OF      NUMBER OF
                                                         AMOUNT OF     PERCENTAGE OF                      COMMON       SHARES OF
                                                         DEBENTURES     DEBENTURES       AMOUNT OF        STOCK         COMMON
                                                        BENEFICIALLY   BENEFICIALLY    DEBENTURES TO   BENEFICIALLY   STOCK TO BE
SELLING SECURITY HOLDER                                    OWNED           OWNED        BE SOLD(1)       OWNED(2)       SOLD(1)
-----------------------                                 ------------   -------------   -------------   ------------   -----------
AIG SoundShore Holdings Ltd...........................    6,439,000            *          6,439,000        30,825         30,825
AIG SoundShore Opportunity Holding Fund Ltd...........    3,621,000            *          3,621,000        17,334         17,334
AIG SoundShore Strategic Holding Fund Ltd.............    1,890,000            *          1,890,000         9,048          9,048
Allstate Insurance Company............................    2,600,000            *          2,600,000       226,055(24)    226,055
Allstate Life Insurance Company.......................    5,900,000            *          5,900,000        36,544(25)     36,544
AMERUS Life Insurance Co. (AMERUS Multi-fund
 Convertible Account).................................      500,000            *            500,000         2,393          2,393
Aristeia Partners, L.P................................    3,000,000            *          3,000,000        14,361         14,361
Aristeia International, Limited.......................    8,300,000            *          8,300,000        39,733         39,733
Associated Electric & Gas Insurance Services
 Limited..............................................    1,500,000            *          1,500,000         7,181          7,181
Banc of America Securities LLC(3).....................   57,625,000         3.26         57,625,000       275,862        275,862
Bancroft Convertible Fund, Inc........................    3,300,000            *          3,300,000        15,798         15,798
Bankers Life Insurance Company of New York............      125,000            *            125,000           598            598
BBT Fund, L.P.(4).....................................   65,000,000         3.68         65,000,000       311,168        311,168
Bear, Stears & Co. Inc................................    7,500,000            *          7,500,000        35,904         35,904
Catholic Health East..................................    3,246,000            *          3,246,000        15,539         15,539
Catholic Health East -- Pension Investment Program....      442,000            *            442,000         2,116          2,116
CIBC World Markets....................................   10,000,000            *         10,000,000        47,872         47,872
Conseco Annuity Assurance Company --
 Multi-Bucket Annuity Convertible Bond Fund...........    8,000,000            *          8,000,000        38,298         38,298
Credit Suisse First Boston Corporation(5).............  324,930,000        18.40        324,930,000     1,555,504      1,555,504
Deephaven Domestic Convertible Trading Ltd............    5,000,000            *          5,000,000        23,936         23,936
Deusche Banc Alex Brown Inc.(6).......................   52,000,000         2.95         52,000,000       248,934        248,934
Dylan (IMA) Limited...................................    5,000,000            *          5,000,000        23,936         23,936
Ellsworth Convertible Growth and Income Fund, Inc.....    3,300,000            *          3,300,000        15,797         15,797
Federated Equity Income Fund, Inc.(7).................   38,000,000         2.15         38,000,000       181,914        181,913
Federated Insurance Series, on behalf of its Federated
 Equity Income Fund II................................    1,500,000            *          1,500,000         7,181          7,181
First Union Securities Inc./BK Trading (8)............   46,515,000         2.63         46,515,000       222,677        222,677
Fluor Corporation Master Retirement Trust.............    3,250,000            *          3,250,000        15,558         15,558
Fort Worth Employees' Retirement Fund.................    2,850,000            *          2,850,000        13,644         13,644
GLG Global Convertible Fund...........................   12,600,000            *         12,600,000        60,318         60,318
GLG Global Convertible UCITS..........................    2,400,000            *          2,400,000        11,489         11,489
GLG Market Neutral Fund...............................    1,000,000            *          1,000,000         4,787          4,787
Global Bermuda Limited Partnership....................      900,000            *            900,000         4,308          4,308
Goldman Sachs and Company(9)..........................   27,500,000         1.56         27,500,000       131,648        131,648
Hamilton Partners Limited(10).........................   21,000,000         1.19         21,000,000       100,531        100,531
Highbridge International LLC(11)......................   87,025,000         4.93         87,025,000       416,606        416,606
Houston Police Officers Pension System................    1,725,000            *          1,725,000         8,258          8,258
HSBC Ttee Zota Managed Trust..........................      500,000            *            500,000         2,393          2,393
IL Annuity and Insurance Company......................      590,000            *            590,000         2,824          2,824

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
                                                                                                        NUMBER OF
                                                                                                        SHARES OF      NUMBER OF
                                                         AMOUNT OF     PERCENTAGE OF                      COMMON       SHARES OF
                                                         DEBENTURES     DEBENTURES       AMOUNT OF        STOCK         COMMON
                                                        BENEFICIALLY   BENEFICIALLY    DEBENTURES TO   BENEFICIALLY   STOCK TO BE
SELLING SECURITY HOLDER                                    OWNED           OWNED        BE SOLD(1)       OWNED(2)       SOLD(1)
-----------------------                                 ------------   -------------   -------------   ------------   -----------
Innovest Finanzdienstleistangs........................      853,000            *            853,000         4,083          4,083
Jersey (Ima) Ltd. ....................................    6,000,000            *          6,000,000        28,723         28,723
JMG Capital Partners, LP..............................    5,500,000            *          5,500,000        26,330         26,330
JMG Triton Offshore Fund, Ltd.(12)....................   33,000,000         1.87         33,000,000       157,977        157,977
J.P. Morgan Securities, Inc.(13)......................   36,940,000         2.09         36,940,000       176,839        176,839
Kaman Corporation Employees' Pension Fund.............    1,356,000            *          1,356,000         6,491          6,491
KBC Financial Products USA............................    9,000,000            *          9,000,000        43,085         43,085
Lakeshore International Ltd...........................    2,100,000            *          2,100,000        10,053         10,053
Lehman Brothers Inc.(14)..............................   27,500,000         1.56         27,500,000       131,648        131,648
LibertyView Funds L.P.................................   12,000,000            *         12,000,000        57,446         57,446
Liberty View Fund LLC.................................    3,000,000            *          3,000,000        14,361         14,361
LibertyView Global Volatility Fund....................    9,000,000            *          9,000,000        43,085         43,085
Lutheran Brotherhood..................................    6,400,000            *          6,400,000        30,638         30,638
Lydian Overseas Partners Master Fund(15)..............   65,000,000         3.68         65,000,000       311,168        311,168
Lyxor Master Fund.....................................      500,000            *            500,000         2,393          2,393
Merrill Lynch Investment Managers -- Quantitative
 Advisers(16).........................................  110,000,000         6.23        110,000,000       526,592        526,592
Morgan Stanley & Co.(17)..............................   50,000,000         2.83         50,000,000       239,360        239,360
Nationwide Separate Account Trust, on behalf of its
 Nationwide Equity Income Fund........................      840,000            *            840,000         4,021          4,021
Nomura Securities International Inc. .................   17,500,000            *         17,500,000       539,500         83,776
OFIVM(18).............................................   20,000,000         1.13         20,000,000        95,744         95,744
Ohio National fund, Inc., on behalf of its Equity
 Income Portfolio.....................................      140,000            *            140,000           670            670
Oppenheimer Convertible Securities Fund...............   15,000,000            *         15,000,000        71,808         71,808
Pitney Bowes, Inc. Pension Plan.......................    2,728,000            *          2,728,000        13,059         13,059
Royal Bank of Canada..................................   10,000,000            *         10,000,000       314,025         47,872
Sagamore Hill Hub Fund Ltd............................   10,000,000            *         10,000,000        47,872         47,872
Shell Pension Trust...................................    4,416,000            *          4,416,000        21,140         21,140
Solomon Smith Barney Inc. ............................      500,000            *            500,000         2,394           2394
Springfield Contributory Retirement Fund..............      662,000            *            662,000         3,169          3,169
State of Florida Division of Treasury.................    2,800,000            *          2,800,000        13,404         13,404
Sutter Health Retirement Plan.........................    1,325,000            *          1,325,000         6,343          6,343
Teachers Insurance and Annuity Association(19)........   27,000,000         1.53         27,000,000       129,254        129,254
TQA Master Fund, Ltd..................................    1,000,000            *          1,000,000         4,787          4,787
TQA Master Plus Fund, Ltd.............................    9,000,000            *          9,000,000        43,085         43,085
Tribeca Investments, L.L.C.(20).......................   70,000,000         3.96         70,000,000       335,104        335,104
UBS AG, London Branch(21).............................  110,000,000         6.23        110,000,000       526,592        526,592
UBS O'Conner LLC f/b/o O'Conner Global Convertible
 Portfolio............................................    2,000,000            *          2,000,000         9,574          9,574
UBS O'Conner LLC f/b/o UBS Global Equity Arbitrage
 Master Ltd...........................................   15,000,000            *         15,000,000        71,808         71,808
Value Line Convertible Fund, Inc. ....................    2,000,000            *          2,000,000         9,574          9,574
Van Kampen Harbor Fund (22)...........................   21,000,000         1.19         21,000,000       100,531        100,531
Van Kampen Utility Fund...............................    9,000,000            *          9,000,000        87,708(26)     43,085
White River Securities L.L.C..........................    7,500,000            *          7,500,000        35,904         35,904
Wilmington Trust Company, as owner trustee for the
 Forrestal Funding Master Trust(23)...................   25,000,000         1.42         25,000,000       119,680        119,680
Zola Partners, L.P....................................    2,500,000            *          2,500,000        11,968         11,968
Any other holder of the debentures or future
 transferee from any such holder(27)(28)..............  204,567,000        11.58        204,567,000       979,303        979,303

---------------
 *    Less than 1%
 (1) Because a selling security holder may sell all or a portion of the debentures and common stock pursuant to this prospectus, no estimate can be given as to the number or percentage of debentures and common stock that the selling security holder will hold upon termination of any sales.
 (2) None of the selling security holders beneficially owns one percent or more of the common stock.
 (3) The address of Banc of America Securities LLC is 9 West 57th Street, 29th Floor, New York, New York 10019.
 (4) The address of BBT Fund is 201 Main Street, Suite 3300, Ft. Worth, Texas 76102.
 (5) The address of Credit Suisse First Boston Corporation is 5 World Trade Center, New York, New York 10048.
 (6) The address of Deutsche Bank Alex Brown Inc is 1251 Avenue of the Americas, 26th Floor, New York, New York 10020.
 (7) The address of Federated Equity Income Fund is Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222.
 (8) The address of First Union Securities, Inc./BK Trading is 8739 Research Drive, Charlotte, NC 28262.
 (9) The address of Goldman Sachs and Company is 180 Maiden Lane, 8th Floor, New York, New York 10038.
(10) The address of Hamilton Partners Limited is 415 Madison Avenue, 19th Floor, New York, New York 10017.
(11) The address of Highbridge International LLC is 767 5th Ave., 23rd Floor, New York, New York 10153.
(12) The address of JMG Triton Offshore Fund, Ltd. is 1999 Avenue of the Stars, Suite 2530, Los Angeles, California 90067.
(13) The address of J.P. Morgan Securities Inc. is 1500 Stanton-Christiana Road, Newark, DE 19713.
(14) The address of Lehman Brothers Inc. is 3 World Financial Center, 6th Floor, New York, New York 10285.
(15) The address of Lydian Overseas Partners Master Fund is c/o Lydian Asset Management L.P., 101 East 52nd Street, 36th Floor, New York, New York 10022.
(16) The address of Merrill Lynch Investment Managers -- Quantitative Advisers is Two World Financial Center, 16th Floor, New York, New York 10281.
(17) The address of Morgan Stanley & Co. is 1585 Broadway, New York, New York 10036.
(18)  The address of OFIVM is 11 rue Vernier, 75017, Paris, France.
(19) The address of Teachers Insurance and Annuity Association is 730 Third Avenue, New York, New York 10017.
(20) The address of Tribeca Investments LLC is 399 Park Avenue, New York, New York 10043.
(21)  The address of UBS AG, London Branch is 100 Liverpool Street, London EC
      2M.
(22) The address of Van Kampen Harbor Fund is c/o Van Kampen Asset Management, Inc., 2800 Post Oak Blvd., Houston, Texas 77056. The number of shares of common stock beneficially owned does not include 2,402,740 shares held by affiliates of Van Kampen Harbor Fund.

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(23)  The address of Wilmington Trust Company is c/o Banc of America Securities
      LLC, 9 West 57th Street, 29th Floor, New York, New York 10019.
(24) Does not include 112,044 shares of common stock held by affiliates of Allstate Insurance Company.
(25) Does not include 301,555 shares of common stock held by affiliates of Allstate Life Insurance Company.
(26) Does not include 2,358,117 shares of common stock held by affiliates of Van Kampen Utility Fund.
(27) Information concerning other selling holders of debentures or underlying common stock will be set forth in prospectus supplements from time to time, if required.
(28) Assumes that any other holders of debentures, or any future transferees, pledgees, donees or successors of or from any such other holders of debentures do not beneficially own any common stock other than the common stock issuable upon conversion of the debentures at the initial conversion rate.

     None of the selling security holders named above has, within the past three years, held any position, office or other material relationship with us or any of our predecessors or affiliates, except as noted above.

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